UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2006

DYAX CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square
Cambridge, MA  02139
(Address of Principal Executive Offices)  (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

On May 18, 2006, upon the recommendation of the Compensation Committee, the Board of Directors (the “Board”) of Dyax Corp. (“Dyax”) approved a new director compensation package for non-employee directors.

The annual retainer paid to non-employee directors was increased to $20,000, paid quarterly, and directors will continue to be reimbursed for travel expenses incurred to attend Board meetings. In addition, non-employee directors who chair a committee of the Board will now receive an additional $7,000 for serving as the committee chair, except for the chair of the Audit Committee, who will receive an additional $10,000. Non-employee directors who serve on a committee of the Board (other than as committee chair) will receive an additional $3,000 for such service. Meeting attendance fees paid to non-employee directors remained at $2,000 for each Board meeting attended ($1000 for attendance by conference call), and $1,000 for each Board committee meeting attended ($500 for attendance by conference call). These increases in cash fees were made effective as of January 1, 2006.

The Board also approved an increase in the stock option grants to non-employee directors so that each director will receive options to purchase 12,000 shares for each twelve months of service during the remainder of his or her term of office after the 2006 annual meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated: May 22, 2006	By:	/s/ STEPHEN S. GALLIKER
Stephen S. Galliker
Executive Vice President, Finance
and Administration, and Chief
Financial Officer